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                                                                   EXHIBIT 5B

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690


                                             Employer Identification Number:
                                                36-3121988
Date:  JUNE 3, 1991                          File Folder Number:
                                                360042664
                                             Person to Contact:
                                                LAWRENCE REID
HOUSEHOLD INTERNATIONAL INC                  Contact Telephone Number:
2700 SANDERS ROAD                               (314)425-3041
PROSPECT HEIGHTS, IL 60070                   Plan Name:
                                                TAX REDUCTION INVESTMENT PLAN

                                             Plan Number:  005

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 3-19-91 & 4-19-91. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

                                             Letter 835(DO/CG)

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                                     -2-

HOUSEHOLD INTERNATIONAL INC


     This determination letter is applicable for the amendment(s) adopted on JULY 26 1989.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,



                                                   R. S. Wintrode, Jr.
                                                   District Director

Enclosures:
Publication 794
PWBA 515
Addendum

                                                   Letter 835(DO/CG)
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                                     -3-

HOUSEHOLD INTERNATIONAL INC

     This is also a determination regarding proposed amendment(s) dated 9-25-
90.

     This determination letter is also applicable for the amendment(s) adopted on 10-16-89 & 12-21-89.


                                                   Letter 835(DO/CG)